Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-220469, 333-83206, 333-68438, 333-68460, 333-132388, 333-143574) of White Mountains Insurance Group, Ltd. of our report dated February 27, 2018 relating to the financial statements, the financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 28, 2018